Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated June 24, 2005 on the financial statements of Aviemore Fund as of April 30, 2005 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 2 to the Aviemore Fund (SEC File No. 811-21489) Registration Statement on Form N-1A.

/s/ Cohen McCurdy

Cohen McCurdy, Ltd.

Westlake, Ohio

August 22, 2005